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THE PEP BOYS -

MANNY, MOE & JACK

__________________



AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of April 21, 1995



__________________



THE CHASE MANHATTAN BANK
(NATIONAL ASSOCIATION)
as Agent



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
     AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 21, 1995 between: THE PEP BOYS - MANNY, MOE & JACK, a corporation duly organized and validly existing under the laws of the State of Pennsylvania (the "Company"); each of the guarantors that is a signatory hereto (individually, a "Guarantor" and collectively, the "Guarantors"); each of the banks that is a signatory hereto (such banks, except the Terminating Banks, individually, a "Bank" and, collectively, the "Banks"); and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

R E C I T A L S

     WHEREAS, the Company and the Guarantors are party to that certain Credit Agreement dated as of June 16, 1989 with the Agent and the banks signatory thereto, as amended (the "Existing Credit Agreement");

     WHEREAS, the Company has requested that the Existing Credit Agreement be amended to, among other things, extend the Commitment Termination Date, increase the aggregate amount of the Commitments, terminate the Commitments of the Terminating Banks and add First Fidelity Bank, N.A., NatWest Bank, N.A., PNC Bank, N.A.,Union Bank and Credit Suisse as Banks party to this Agreement;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the Company, the Agent, the Guarantors, the Banks and the Terminating Banks agree that the Existing Credit Agreement is hereby amended and restated as follows:

     Section 1.  Definitions and Accounting Matters.

     1.01Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Acquisition" shall mean the purchase of (i) all or substantially all of the assets of any Person or (ii) the stock or other ownership interest in any Person such that, by such purchase, (x) such Person becomes an Affiliate of the Company or any Subsidiary thereof or (y) the aggregate stock or other ownership interest in such Person increases, through such purchases or by aggregating such purchase with previous purchases during any relevant period, to at least 5% of the outstanding stock or other ownership interest of such Person.

     "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a corporation solely by reason of his or her being an officer or director of such corporation and a Person and its Subsidiaries shall not be deemed to be Affiliates of each other.

     "Applicable Lending Office" shall mean, for each Bank and for each type of Loan, the Lending Office of such Bank (or of an affiliate of such Bank) designated for such type of Loan on the signature pages hereof or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office by which its Loans of such type are to be made and maintained.

     "Applicable Margin" shall mean with respect to a Eurodollar Loan, a rate per annum determined in accordance with the Pricing Schedule.

     "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/4 of 1% per annum or (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

     "Base Rate Loans" shall mean Syndicated Loans which bear interest at rates based upon the Base Rate.

     "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City and, if such day relates to the giving of notices or quotes in connection with a LIBOR Auction or to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan or a LIBOR Market Loan or a notice by the Company with respect to any such borrowing, payment, prepayment or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

     "Capital Lease Obligations" shall mean, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including State of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

     "Chase" shall mean The Chase Manhattan Bank (National Association).

     "Closing Date" shall mean the date this Agreement has been executed by the Company and the Guarantors.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment" shall mean, as to each Bank, the obligation of such Bank to make Syndicated Loans pursuant to Section 2.01 hereof in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite such Bank's name on the signature pages hereof under the caption "Commitment" (as the same may be reduced at any time or from time to time pursuant to Section 2.04 hereof).

     "Commitment Termination Date" shall mean the Quarterly Date falling on or nearest to the later of April 21, 2000 and the date to which the initial Commitment Termination Date is extended pursuant to Section 2.10 hereof.

     "Consolidated Subsidiary" shall mean, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

     "Debt to Capital Ratio" shall mean, at any time, the ratio of (a) Senior Funded Debt at such time to (b) Senior Funded Debt, plus Tangible Net Worth at such time.

     "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

     "Eurodollar Loans" shall mean Syndicated Loans the interest rates on which are determined on the basis of the rate referred to in the definition of "Fixed Base Rate" in this Section 1.01.

     "Event of Default" shall have the meaning assigned to such term in
Section 10 hereof.

     "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Chase on such day on such transactions as determined by the Agent.

     "Fixed Base Rate" shall mean, with respect to any Fixed Rate Loan, the arithmetic mean, as determined by the Agent, of the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by each Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of the Interest Period for such Loan for the offering by such Reference Bank to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan or LIBOR Market Loan to be made by such Reference Bank for such Interest Period.

If any Reference Bank is not participating in any Fixed Rate Loan, the Fixed Base Rate for such Loan shall be determined by reference to the amount of the Loan which such Reference Bank would have made had it been participating in such Loan; provided that in the case of any LIBOR Market Loan, the Fixed Base Rate for such Loan shall be determined with reference to deposits of $25,000,000. If any Reference Bank does not timely furnish such information for determination of any Fixed Base Rate, the Agent shall determine such Fixed Base Rate on the basis of information timely furnished by the remaining Reference Banks.

     "Fixed Rate" shall mean, for any Fixed Rate Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the Fixed Base Rate for such Loan for the Interest Period for such Loan divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

     "Fixed Rate Loans" shall mean Eurodollar Loans and, for the purposes of the definition of "Fixed Base Rate" herein and Section 5 hereof, LIBOR Market Loans.

     "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

     "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including without limitation, causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposits in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

     "Guarantor" shall have the meaning assigned to it in the preamble of this Agreement.

     "Indebtedness" shall mean, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or respective services rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and
(f) Indebtedness of others Guaranteed by such Person.

     "Interest Expense" shall mean, for any period, the sum of the following:
(a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under interest rate protection agreements accrued during such period (whether or not actually paid or received during such period).

     "Interest Period" shall mean:

     (a) With respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.02 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

     (b) With respect to any Base Rate Loan, the period commencing on the date such Base Rate Loan is made and ending on the date 30 days thereafter;

     (c) With respect to any Set Rate Loan, the period commencing on the date such Set Rate Loan is made and ending on any Business Day up to 180 days thereafter, as the Company may select as provided in Section 2.03(b) hereof; and

     (d) With respect to any LIBOR Market Loan, the period commencing on the date such LIBOR Market Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 2.03(b) hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurodollar Loans or LIBOR Market Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (iii) notwithstanding clause (i) above, no Interest Period for any Fixed Rate Loans or LIBOR Market Loans shall have a duration of less than one month and, if the Interest Period for any Fixed Rate Loans would otherwise be a shorter period, such Loans shall not be available hereunder.

     "Leverage Ratio" shall mean, at any time, the ratio of Total Liabilities to Tangible Net Worth of the Company and its Consolidated Subsidiaries at such time.

     "LIBO Rate" shall mean, for any LIBOR Market Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the rate of interest specified in the definition of "Fixed Base Rate" in this Section 1.01 for the Interest Period for such Loan divided by 1 minus the Reserve Requirement for such Loan for such Interest Period.

     "LIBOR Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Margins based on the LIBO Rate pursuant to Section 2.03 hereof.

     "LIBOR Market Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of LIBO Rates pursuant to a LIBOR Auction.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For purposes of this Agreement, the Company or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loans" shall mean Money Market Loans and Syndicated Loans.

     "Majority Banks" shall mean Banks having at least 66-2/3% of the aggregate amount of the Commitments; provided that, if the Commitments shall have terminated, Majority Banks shall mean Banks holding at least 66-2/3% of the aggregate unpaid principal amount of the Loans.

     "Margin Stock" shall mean margin stock within the meaning of Regulations U and X.

     "Money Market Borrowing" shall have the meaning assigned to such term in
Section 2.03(b) hereof.

     "Money Market Loans" shall mean the loans provided for by Section 2.03 hereof.

     "Money Market Margin" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(C) hereof.

     "Money Market Quotes" shall mean the quotes requested pursuant to a Money Market Quote Request.

     "Money Market Quote Request" shall have the meaning assigned to such term in Section 2.03(b) hereof.

     "Money Market Rate" shall have the meaning assigned to such term in
Section 2.03(c)(ii)(D) hereof.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "Net Earnings" shall mean, for any period, the net earnings of the Company and its Consolidated Subsidiaries determined in accordance with GAAP for such period; provided that, if for any fiscal quarterly period such net earnings shall be negative (i.e., a loss), "Net Earnings" for such period shall be deemed to be zero.

     "Net Operating Profit" shall mean, for any period for the Company and its Consolidated Subsidiaries, (i) net sales minus (ii) total costs and expenses (excluding costs of income taxes and Interest Expense), in each case determined in accordance with GAAP for such period.

     "NOP/Interest Charges Ratio" shall mean, as at any date of determination thereof, the ratio of (i) Net Operating Profit for the period of four consecutive fiscal quarters of the Company ending on or most recently ended prior to such date of determination to (ii) Interest Expense for such period.

     "Notes" shall mean the promissory notes provided for by Section 2.08 hereof.

     "Obligor" shall mean collectively the Company, the Guarantors and any Subsidiary of the Company which pursuant to Section 9.13 hereof shall hereafter become a Guarantor.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

     "Plan" shall mean an employee benefit or other plan established or maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Company under this Agreement or any Note that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% above the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Fixed Rate Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including the due date to but excluding the last day of the Interest Period therefor, 2% above the interest rate for such Loan as provided in Section 3.02 hereof and, thereafter, the rate provided for above in this definition).

     "Pricing Schedule" shall mean the Schedule attached hereto identified as such.

     "Prime Rate" shall mean the rate of interest from time to time announced by Chase at the Principal Office as its prime commercial lending rate.

     "Principal Office" shall mean the principal office of the Agent and Chase, presently located at 1 Chase Manhattan Plaza, New York, New York 10081.

     "Quarterly Dates" shall mean the last Business Day of each March, June, September and December in each year, the first of which shall be the first such day after the date of this Agreement.

     "Reference Banks" shall mean Chase, CoreStates Bank and Bank of America National Trust and Savings Association (or their Applicable Lending Offices, as the case may be).

     "Regulations D, U and X" shall mean, respectively, Regulations D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

     "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Bank of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reserve Requirement" shall mean, for any Interest Period for any Fixed Rate Loan or LIBOR Market Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Fixed Base Rate for Eurodollar Loans or LIBOR Market Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" or "LIBO Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which includes either type of Fixed Rate Loan or LIBOR Market Loan.

     "Senior Funded Debt" shall mean , as to any Person, Indebtedness of such Person described in clause (a) of the definition of "Indebtedness", which is not subordinated by its terms to the payment of any other Indebtedness of such Person.

     "Set Rate Auction" shall mean a solicitation of Money Market Quotes setting forth Money Market Rates pursuant to Section 2.03 hereof.

     "Set Rate Loans" shall mean Money Market Loans the interest rates on which are determined on the basis of Money Market Rates pursuant to a Set Rate Auction.

     "Subsidiary" shall mean, as to any Person, any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. "Wholly-Owned Subsidiary" shall mean any such corporation of which all of such shares, other than directors' qualifying shares, are so owned or controlled.

     "Syndicated Loans" shall mean the loans provided for by Section 2.01 hereof.

     "Syndicated Notes" shall mean the promissory notes provided for by
Section 2.08(a) hereof.

     "Tangible Net Worth" shall mean, as at any date of determination thereof, the sum of the following for any Person and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP:

     (a)  the amount of capital stock, plus

     (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

     (c) the sum of the following: cost of treasury shares and the book value of all assets of such Person and its Consolidated Subsidiaries which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including good-will, research and development costs, trade-marks, trade names, copyrights, patents and franchises, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to January 28, 1989.

     "Terminating Banks" shall mean The Fuji Bank, Ltd., First Interstate Bank of Arizona, N.A. and Bank of America National Trust and Savings Association.

     "Total Liabilities" shall mean, as at any date of determination thereof, the sum, for the Company and its Consolidated Subsidiaries determined (without duplication) in accordance with GAAP, of all Indebtedness of the Company and its Consolidated Subsidiaries (including subordinated Indebtedness) and all other liabilities of the Company and its Subsidiaries which should be classified as liabilities on a balance sheet of the Company and its Consolidated Subsidiaries prepared in accordance with GAAP and in any event including all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

     1.02  Accounting Terms and Determinations.

     (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Banks hereunder shall (unless otherwise disclosed to the Bank in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Bank hereunder after the date hereof. All calculations made for the purposes of determining compliance with the terms of this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Banks pursuant to Section 9.01 hereof unless (i) the Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the financial statements referred to in Section 8.02 hereof)

     (b) The Company shall deliver to the Banks at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and reasonable estimates of the difference between such statements arising as a consequence thereof.

     (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Company will not change the last day of its fiscal year from the Saturday in each year falling closest to January 31 of such year (the "Fiscal Date"), or the last day of the first three fiscal quarters in each of its fiscal years from the thirteenth Saturday of the year following the Fiscal Date, the twenty-sixth Saturday of the year following the Fiscal Date and the thirty-ninth Saturday of the year following the Fiscal Date, respectively.

     Section 2.  Commitments.

     2.01 Syndicated Loans. Each Bank severally agrees, on the terms of this Agreement, to make loans to the Company in Dollars during the period from and including the date hereof to but not including the Commitment Termination Date in an aggregate principal amount at any one time out-standing up to but not exceeding the amount of such Bank's Commitment as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments; provided that the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time; and provided, further, that there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose each Interest Period described in a different lettered clause of the definition of the term "Interest Period" shall be deemed to be a different Interest Period even if it is coterminous with another Interest Period). The Syndicated Loans may be Base Rate Loans or Eurodollar Loans (each a "type" of Syndicated Loan).

     2.02 Borrowings of Syndicated Loans. The Company shall give the Agent (which shall promptly notify the Banks) notice of each borrowing hereunder of Syndicated Loans, which notice shall be irrevocable and effective only upon receipt by the Agent, shall specify with respect to the Syndicated Loans to be borrowed (i) the aggregate amount (which shall be at least $10,000,000, and incremental multiples of $1,000,000, in the case of Eurodollar Loans and at least $250,000 and incremental multiples of $100,000 in the case of Base Rate Loans), (ii) the type and date (which shall be a Business Day) and (iii) (in the case of Fixed Rate Loans) the duration of the Interest Period therefor and shall be given not later than 10:30 a.m. New York time (in the case of Base Rate Loans) and 11:00 a.m. New York time (in the case of all Eurodollar Loans) on the day which is not less than the number of Business Days prior to the date of such borrowing specified below opposite the type of such Loans:

     TypeNumber of Business Days

     Base Rate Loanssame day
     Eurodollar Loans      3

Not later than 1:00 p.m. New York time on the date specified for each borrowing of Syndicated Loans hereunder, each Bank shall make available the amount of the Syndicated Loan to be made by it on such date to the Agent, at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

     2.03  Money Market Loans.

     (a) In addition to borrowings of Syndicated Loans, the Company may, prior to the Commitment Termination Date and as set forth in this Section 2.03, request the Banks to make offers to make Money Market Loans to the Company in Dollars. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.03. Money Market Loans may be LIBOR Market Loans or Set Rate Loans (each a "type" of Money Market
Loan), provided that:

     (i) there may be no more than fifteen different Interest Periods for both Syndicated Loans and Money Market Loans outstanding at the same time (for which purpose each Interest Period described in a different lettered clause of the definition of the term "Interest Period" shall be deemed to be a different Interest Period even if it is coterminous with another Interest Period); and

     (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

     (b) When the Company wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice (a "Money Market Quote Request") so as to be received no later than 11:00 a.m. New York time on (x) the fifth Business Day prior to the date of borrowing proposed therein, in the case of a LIBOR Auction or (y) the Business Day next preceding the date of borrowing proposed therein, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree). The Company may request offers to make Money Market Loans for up to three different Interest Periods in a single notice (for which purpose each Interest Period in a different lettered clause of the definition of the term "Interest Period" shall be deemed to be a different Interest Period even if it is coterminous with another Interest Period); provided that the request for each separate Interest Period shall be deemed to be a separate Money Market Quote Request for a separate borrowing ("Money Market Borrowing"). Each such notice shall be substantially in the form of Exhibit C hereto and shall specify as to each Money Market Borrowing:

     (i)  the proposed date of such borrowing, which shall be a Business Day;

     (ii) the aggregate amount of such Money Market Borrowing, which shall be at least $10,000,000 (or in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

     (iii)  the duration of the Interest Period applicable thereto;

     (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Rate; and

     (v) if the Money Market Quotes requested are to set forth a Money Market Rate, the date on which the Money Market Quotes are to be submitted if it is before the proposed date of borrowing (the date of which such Money Market Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.03(b), no Money Market Quote Request shall be given within five Business Days (or such other number of days as the Company and the Agent, with the consent of the Majority Banks, may agree) of any other Money Market Quote Request.

     (c) (i) Each Bank (or its Applicable Lending Office) may submit one or more Money Market Quotes, each containing an offer to make a Money Market Loan in response to any Money Market Quote Request; provided that, if the Company's request under Section 2.03(b) hereof specified more than one Interest Period, such Bank (or its Applicable Lending Office) may make a single submission containing one or more Money Market Quotes for each such Interest Period. Each Money Market Quote must be submitted to the Agent not later than (x) 2:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 10:00 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree); provided that any Money Market Quote submitted by Chase (or its Applicable Lending Office) may be submitted, and may only be submitted, if Chase (or such Applicable Lending Office) notifies the Company of the terms of the offer contained therein not later than (x) 1:00 p.m. New York time on the fourth Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) 9:45 a.m. New York time on the Quotation Date, in the case of a Set Rate Auction. Subject to Sections 5.02(b), 5.03, 7.02 and 10 hereof, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Company.

     (ii) Each Money Market Quote shall be substantially in the form of Exhibit D hereto and shall specify:

     (A)  the proposed date of borrowing and the Interest Period therefor;

     (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 or a larger multiple of $1,000,000; provided that the aggregate principal amount of all Money Market Loans for which a Bank submits Money Market Quotes (x) may be greater or less than the Commitment of such Bank but (y) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

     (C) in the case of a LIBOR Auction, the margin above or below the applicable LIBO Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) to be added to or subtracted from the applicable LIBO Rate;

     (D) in the case of a Set Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Money Market Loans (the "Money Market Rate"); and

     (E)  the identity of the quoting Bank.

Unless otherwise agreed by the Agent and the Company, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request and, in particular, no Money Market Quote may be conditioned upon acceptance by the Company of all (or some specified minimum) of the principal amount of the Money Market Loan for which such Money Market Quote is being made.

     (d) The Agent shall (x) in the case of a Set Rate Auction, as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 10:15 a.m. New York time) or (y) in the case of a LIBOR Auction, by 4:00 p.m. New York time on the day a Money Market Quote is submitted, notify the Company of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) hereof and
(ii) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote Request shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Company shall specify
(A) the aggregate principal amount of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Margins or Money Market Rates, as the case may be, so offered by each Bank (identifying the Bank that made each Money Market Quote).

     (e) Not later than 11:00 a.m. New York time on (x) the third Business Day prior to the proposed date of borrowing, in the case of a LIBOR Auction or (y) the Quotation Date, in the case of a Set Rate Auction (or, in any such case, such other time and date as the Company and the Agent, with the consent of the Majority Banks, may agree), the Company shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to
Section 2.03(d) hereof (and the failure of the Company to give such notice by such time shall constitute non-acceptance) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Money Market Quote in whole or in part (provided that any Money Market Quote accepted in part shall be at least $5,000,000 or in larger multiples of $1,000,000); provided that:

     (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

     (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $10,000,000 (or in larger multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) hereof to be violated;

     (iii) acceptance of offers may be made only in ascending order of Money Market Margins or Money Market Rates, as the case may be; and

     (iv) the Company may not accept any offer where the Agent has advised the Company that such offer fails to comply with Section 2.03(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.03(a) hereof).

If offers are made by two or more Banks with the same Money Market Margins or Money Market Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Company among such Banks as nearly as possible (in multiples of $1,000,000) in proportion to the aggregate principal amount of such offers. Determinations by the Company of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:00 p.m. New York time on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office in immediately available funds, for account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company on such date by depositing the same, in immediately available funds, in an account of the Company maintained with Chase at the Principal Office designated by the Company.

     (g)  Except for the purpose and to the extent expressly stated in
Section 2.05(a) hereof, the amount of any Money Market Loan made by any Bank shall not constitute a utilization of such Bank's Commitment and except for the purpose and to the extent expressly stated in Section 4.05(b) hereof, the amount of any payment made on account of any Money Market Loan made by any Bank shall be for account of such Bank.

     2.04  Changes of Commitments.

     (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Commitment Termination Date.

     (b) The Company shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Banks) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be at least $10,000,000 or any larger multiple of $1,000,000) and shall be irrevocable and effective only upon receipt by the Agent.

     (c)  The Commitments once terminated or reduced may not be reinstated.

     2.05 Commitment Fee and Facility Fee. (a) The Company shall pay to the Agent for account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment (solely for which purpose the amount of any Money Market Borrowing shall be deemed to be a pro rata (based on the Commitments) utilization of each Bank's Commitment) for the period from and including the date of this Agreement to but not including the earlier of the date such Commitment is terminated or the Commitment Termination Date, at a rate per annum in accordance with the Pricing Schedule.

     (b) The Company shall pay to the Agent for account of each Bank a facility fee on the daily average (whether used or unused) amount of such Bank's Commitment for the period from and including the date of this Agreement to but not including the earlier of the date the Commitments are terminated or the Commitment Termination Date, at a rate per annum in accordance with the Pricing Schedule.

     (c) Accrued commitment fee and facility fee shall be payable on each Quarterly Date and on the earlier of the date the Commitments are terminated or the Commitment Termination Date.

     2.06 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office for Loans of such type.

     2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Company at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes and it shall not be necessary for any other Bank or the Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     2.08  Notes.

     (a) The Syndicated Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially in the form of Exhibit A-1 hereto, dated the date of the delivery of such Note to the Agent under this Agreement, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Syndicated Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof.

     (b) The Money Market Loans made by any Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A-2 hereto, dated the date of the delivery of such Note to the Agent under this Agreement, payable to such Bank and otherwise duly completed. The date, amount, type, interest rate and maturity date of each Money Market Loan made by each Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by such Bank on its books and, prior to any transfer of such Note held by it, endorsed by such Bank on the schedule attached to such Note or any continuation thereof.

     (c) No Bank shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's Commitment, Loans and Notes pursuant to Section 12.06(b) hereof.

     2.09  Prepayments.

     (a) The Company may prepay Base Rate Loans upon not less than three Business Days' prior notice to the Agent (which shall promptly notify the Banks), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least (x) $10,000,000 and in larger multiples of $1,000,000 or (y) the outstanding principal amount of the Loan) and shall be irrevocable and effective only upon receipt by the Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Company may not prepay any Fixed Rate Loans or Money Market Loans (provided that this sentence shall not affect the Company's obligation to prepay Loans pursuant to paragraph (b) of this Section 2.09 or the obligations of the Company pursuant to Section 10 hereof).

     (b) If, after giving effect to any termination or reduction of the Commitments pursuant to Section 2.04 hereof, the outstanding aggregate principal amount of the Loans exceeds the aggregate amount of the Commitments, the Company shall pay or prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest thereon accrued to the date of such payment or prepayment and any amounts payable hereunder to Section 5.05 hereof in connection therewith.

     2.10 Extension of Commitment Termination Date. (a) At least 60 days but not more than 90 days prior to each anniversary date of the Closing Date, the Company and the Guarantors may request, by written notice to the Agent in the form of Exhibit E hereto, that the Commitment Termination Date be extended for an additional year from the then current Commitment Termination Date. The Agent shall promptly notify the Banks of such request for an extension and each Bank shall notify the Agent of its decision to consent or not to consent to the request within 30 days from the date of its receipt of the Agent's notice. The Agent shall promptly notify the Company of the decisions of the Banks.

     (b) If the Agent and all the Banks consent to the request, the Commitment Termination Date shall thereupon be extended for an additional year from the then current Commitment Termination Date; provided that if any Bank shall not consent to the requested extension (each such Bank a "Non-Consenting Bank"), the Company may, with the consent of the Agent, designate another bank (including a Bank) (each such bank a "Replacement Bank") to replace, and assume the Commitment of, such Non-Consenting Bank. Each Non-Consenting Bank shall thereupon assign all its Commitment and interests hereunder pursuant to the procedure set forth in Section 12.06 hereof to the Replacement Bank designated by the Company for such Non-Consenting Bank. If the Company has replaced each Non-Consenting Bank with a Replacement Bank, then the Commitment Termination Date shall thereupon be extended as requested by the Company and consented to by the Banks (other than the Non-Consenting Banks) pursuant to Section 2.10(a) hereof.

     2.11 Terminating Banks. The parties hereto hereby agree that, simultaneously with the execution and delivery hereof, the Company shall pay to each Terminating Bank all amounts then due and unpaid to such Terminating Bank under the Existing Credit Agreement and the respective Commitment of each Terminating Bank under the Existing Credit Agreement shall thereupon be terminated and the Terminating Banks shall cease to be parties to this Agreement. The parties hereto hereby further agree that First Fidelity Bank, N.A., NatWest Bank, N.A., Union Bank, Credit Suisse and PNC Bank, N.A. shall each become party to this Agreement, each as a "Bank", with a respective Commitment as set forth opposite its name on the signature pages hereof under the caption, "Commitment".

     Section 3.  Payments of Principal and Interest.

     3.01 Repayment of Loans. The Company will pay to the Agent for account of each Bank the principal of each Loan made by such Bank, and each Loan shall mature, on the last day of the Interest Period therefor.

     3.02 Interest. The Company will pay to the Agent for account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

     (a) if such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time);

     (b) if such Loan is a Fixed Rate Loan, the Fixed Rate for such Loan for the Interest Period therefor plus the Applicable Margin;

     (c) if such Loan is a LIBOR Market Loan, the LIBO Rate for such Loan for the Interest Period therefor plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03 hereof; and

     (d) if such Loan is a Set Rate Loan, the Money Market Rate for such Loan for the Interest Period therefor quoted by the Bank making such Loan in accordance with Section 2.03 hereof.

Notwithstanding the foregoing, the Company will pay to the Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and (to the fullest extent permitted by law) on any other amount payable by the Company hereunder or under the Note held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section
5.04 hereof) shall be payable on the date of conversion (but only to the extent so converted). Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice to the Banks to which such interest is payable and the Company.

     Section 4.  Payments; Pro Rata Treatment; Computations; Etc.

     4.01  Payments.

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number NYAO-DI-900-9-000002 maintained by the Agent with Chase at the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day), provided that, if a new Loan is to be made by any Bank on a date the Company is to repay any principal of an outstanding Loan of such Bank, such Bank shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the excess of the principal to be borrowed over the principal to be repaid shall be made available by such Bank to the Agent as provided in Section 2.02 hereof or paid by the Company to the Agent pursuant to this Section 4.01, as the case may be.

     (b) Any Bank for whose account any such payment is to be made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Bank (with notice to the Company).

     (c) The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks in such manner as it or the Majority Banks may determine to be appropriate, subject to Section 4.02 hereof).

     (d) Each payment received by the Agent under this Agreement or any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

     (e) If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

     4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing from the Banks under Section 2.01 hereof shall be made from the Banks, each payment of commitment fee and facility fee under
Section 2.05 hereof shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.04 hereof shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) each payment of principal of Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by the Banks; and (c) each payment of interest on Syndicated Loans by the Company shall be made for account of the Banks pro rata in accordance with the amounts of interest on Syndicated Loans due and payable to the respective Banks.

     4.03 Computations. Interest on Money Market Loans, Fixed Rate Loans, commitment fee and facility fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

     4.04 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Bank or the Company (the "Payor") prior to the date on which the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by it hereunder or (in the case of the Company) a payment to the Agent for account of one or more of the Banks hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient(s) of such payment shall, on demand, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid.

     4.05  Sharing of Payments, Etc.

     (a) The Company agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans, or any other amount payable to such Bank hereunder, upon the occurrence of an Event of Default (regardless of whether such balances are then due to the Company), in which case it shall promptly notify the Company and the Agent thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof.

     (b) If any Bank shall obtain payment of any principal of or interest on any Loan made by it to the Company under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the principal or interest then due hereunder by the Company to such Bank in respect of Loans than the percentage received by any other Banks, it shall promptly purchase from such other Banks participations in (or, if and to the extent specified by such Bank, direct interests in) the Loans made by such other Banks (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses which may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

     (c) The Company agrees that any Bank so purchasing a participation (or direct interest) in the Loans made by other Banks (or in interest due thereon, as the case may be) may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation.

     (d) Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company.

     (e) If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this
Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.05 to share in the benefits of any recovery on such secured claim.

     Section 5.  Yield Protection and Illegality.

     Section 5.01  Additional Costs.

      (a) The Company shall pay directly to each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs which such Bank determines are attributable to its making or maintaining of any Fixed Rate Loans or its obligation to make any Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

     (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

     (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Fixed Rate or LIBO Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof), or any commitment of such Bank (including the Commitment of such Bank hereunder); or

     (iii) imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or Commitment.

If any Bank requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank to make additional Loans of the type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

     (b) Without limiting the effect of the provisions of Section 5.01(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make additional Loans of such type hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.04 hereof shall be applicable).

     (c)  Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for any costs which it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority following any Regulatory Change, or pursuant to any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority, including any implementing at the national level the Basle Accord (including without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office) to a level below that which such Bank (or any Applicable Lending Office) could have achieved but for such law, regulation, interpretation, directive or request). For the purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for a risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time.

     (d) Each Bank will notify the Company of any event occurring after the date of this Agreement that will entitle such Bank to compensation under paragraph (a) or (c) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Bank obtains actual knowledge thereof; provided, however, that if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Bank shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this
Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Bank does give such notice; and provided, further, that each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.01. Determinations and allocations by any Bank for purposes of this Section 5.01(a) or (b) hereof, or of the effect of capital maintained pursuant to
Section 5.01(c) hereof, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Fixed Base Rate for any Interest Period:

     (a) the Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any type of Fixed Rate Loans as provided herein; or

     (b) the Majority Banks determine (or any Bank that has outstanding a Money Market Quote with respect to a LIBOR Market Loan determines), which determination shall be conclusive, and notify (or notifies, as the case may be) the Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans (or LIBOR Market Loans, as the case may be) for such Interest Period is to be determined are not likely adequate to cover the cost to such Banks (or to such quoting Bank) of making or maintaining such type of Loans;

then the Agent shall give the Company and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks (or such quoting
Bank) shall be under no obligation to make additional Loans of such type.

     5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans or LIBOR Market Loans hereunder, then such Bank shall promptly notify the Company thereof (with a copy to the Agent) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 hereof shall be applicable), and such Bank shall no longer be obligated to make any LIBOR Market Loan that it has offered to make.

     5.04 Treatment of Affected Loans. If the obligation of any Bank to make either type of Fixed Rate Loans shall be suspended pursuant to Section
5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans (other than Money Market Loans) which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in Section 5.01(b) or 5.03 hereof has occurred and such Bank so requests by notice to the Company with a copy to the Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice and, to the extent that Affected Loans are so made (or converted), all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to such Loans.

     5.05 Compensation. The Company shall pay to the Agent for account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank determines is attributable to:

     (a) any payment or conversion of a Fixed Rate Loan or a Set Rate Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

     (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in
Section 7 hereof to be satisfied) to borrow a Fixed Rate Loan or a Set Rate Loan (with respect to which, in the case of a Money Market Loan, the Company has accepted a Money Market Quote) from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
Section 2.02 or 2.03(b) hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid or converted or not borrowed for the period from the date of such payment, conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan or a LIBOR Market Loan) or the United States secondary certificate of deposit market (if such Loan is a Set Rate Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

     Section 6.  Guarantee.

     6.01 Guarantee. Each Guarantor hereby jointly and severally guarantees to each Bank and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Banks to, and the Note held by each Bank of, the Company and all other amounts from time to time owing to the Banks or the Agent by the Company under this Agreement and under the Notes, in each case strictly in accordance with the terms hereof and thereof (such obligations being herein collectively called the "Guaranteed Obligations"). Each Guarantor hereby further jointly and severally agrees that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

     6.02 Obligations Unconditional. The obligations of each Guarantor under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of each Guarantor hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of any Guarantor hereunder:

     (i) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

     (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

     (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in this respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

     (iv) any lien or security interest granted to, or in favor of, the Agent or any Bank or Banks as security for any of the Guaranteed Obligations shall fail to be perfected.

Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Bank exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

     6.03  Reinstatement.  The obligations of each Guarantor under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

     6.04 Subrogation. The Guarantors hereby agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Banks under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 6.01 hereof, whether by subrogation or otherwise, against the Company or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

     6.05 Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Banks, the obligations of the Company under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section
10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Company and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by such Guarantor for purposes of said Section 6.01.

     Section 6.06 Continuing Guarantee. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

     Section 6.07 Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor (an "Excess Funding Guarantor") shall pay Guaranteed Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as hereinafter defined) of such Guaranteed Obligations, the other Guarantors shall, on demand (but subject to the next sentence hereof), pay to the Excess Funding Guarantor an amount equal to their respective relative Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 6.07 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For the purposes hereof, "Pro Rata Share" shall mean, for any Guarantor, a percentage equal to the percentage that such Guarantor's Tangible Net Worth as at January 28, 1995 is of the aggregate Tangible Net Worth of all of the Guarantors as at such date.

     Section 7.  Conditions Precedent.

     7.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the receipt by the Agent of the following documents, each of which shall be satisfactory to the Agent in form and substance:

     (a) Corporate Action. A certificate of each Obligor dated the Closing Date attesting to all corporate action taken by each Obligor approving this Agreement and, in the case of the Company, the Notes and borrowings hereunder (including, without limitation, a certificate setting forth the resolutions of the Board of Directors of each Obligor adopted in respect of the transactions contemplated hereby).

     (b) Incumbency. A certificate of each Obligor dated the Closing Date in respect of each of the officers (i) who is authorized to sign on its behalf this Agreement or the Notes, as the case may be, and (ii) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Company to the contrary).

     (c) Officer's Certificate. A certificate of a senior officer of the Company to the effect set forth in the first sentence of Section 7.02 hereof.

     (d) Opinion of Counsel to the Obligors. An opinion of Willkie Farr & Gallagher, counsel to the Obligors, substantially in the form of Exhibit B hereto.

     (e) Notes.  The Notes, duly completed and executed.

     (f) Other Documents. Such other documents relating to the transactions contemplated hereby as the Agent or any Bank or special New York counsel to the Banks may reasonably request.

     7.02 Initial and Subsequent Loans. The obligation of any Bank to make any Loan (including any Money Market Loan and such Bank's initial Syndicated
Loan) to the Company upon the occasion of each borrowing hereunder is subject to the further conditions precedent that, both immediately prior to such Loan and also after giving effect thereto: (a) no Event of Default and, if such borrowing is a Money Market Loan or will increase the outstanding principal amount of the Syndicated Loans, no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in
Section 8 hereof (other than, if such borrowing is not a Money Market Loan and will not increase the outstanding amount of the Syndicated Loans, the last sentence of Section 8.02 hereof and Section 8.03 hereof) shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date. Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies the Agent prior to the date of such borrowing, as of the date of such borrowing).

     Section 8. Representations and Warranties. The Company represents and warrants to the Banks that:

     8.01  Corporate Existence.  Each of the Company and its Subsidiaries:
(a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

     8.02 Financial Condition. The consolidated balance sheet of the Company and its Consolidated Subsidiaries as at January 28, 1995 and the related consolidated statements of income, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Deloitte & Touche LLP., heretofore furnished to each of the Banks, are complete and correct and fairly present the consolidated financial condition of the Company and its Consolidated Subsidiaries as at said date and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with generally accepted accounting principles and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries had on said date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheet as at said date. Since January 28, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in said financial statements as at said date.

     8.03 Litigation. Except as disclosed to the Banks in writing prior to the date of this Agreement, there are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

     8.04 No Breach. None of the execution and delivery of this Agreement and the Notes, the consummation of the transactions herein contemplated and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Obligor is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of any of them pursuant to the terms of any such agreement or instrument, except in each case for such conflicts, breaches, consents, defaults or Liens which would not have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

     8.05 Corporate Action. Each Obligor has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and, in the case of the Company, the Notes; the execution delivery and performance by each Obligor of this Agreement and, in the case of the Company, the Notes have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes when executed and delivered for value by the Company will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms.

     8.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, deliver or performance by any Obligor of this Agreement or, in the case of the Company, the Notes or for the validity or enforceability thereof.

     8.07 Use of Loans. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin Stock.

     8.08 ERISA. The Company and the ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

     8.09 Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been closed through the fiscal year of the Company ended February 2, 1991. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except for taxes contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate.

     8.10 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     8.11 Credit Agreements and Liens. Schedule I hereto is a complete and correct list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guarantee or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and (i) the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement and (ii) the asset(s), if any, securing such Indebtedness or extensions of credit, is correctly described in said Schedule I. The aggregate carrying value (computed in accordance with GAAP) of the assets of the Company and its Subsidiaries subject to a Lien on the date hereof does not exceed $25,000,000.

     8.12 Subsidiaries. Set forth in Schedule II hereto is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company (and this respective jurisdiction or incorporation of each such Subsidiary) and the percentage of ownership by the Company (or any Subsidiary thereof) of each of the same. Except as disclosed in said Schedule II, the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and non-assessable. Each Subsidiary of the Company is a Guarantor.

     Section 9. Covenants of the Company. The Company agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Company hereunder:

     9.01  Financial Statements.  The Company shall deliver to each of the
Banks:

     (a) as soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance as at the end of such period, setting forth in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, consolidated statements of income, stockholders' equity and cash flows of the Company and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

     (c) promptly upon their becoming publicly available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

     (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (e) as soon as possible, and in any event within ten days after the Company knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

     (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or
Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

     (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

     (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

     (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

     (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

     (f) promptly after the Company knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto; and

     (g) from time to time such other information regarding the business, affairs or financial condition of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to each Bank, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 9.07 through and including 9.10 hereof as of the end of the respective quarterly fiscal periods or fiscal year.

     9.02 Litigation. The Company will promptly give to each Bank notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

     9.03 Corporate Existence, Etc. The Company will, and will cause each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises (provided that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
Section 9.05 hereof); comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements would materially and adversely affect the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; and permit representatives of any Bank or the Agent, subject to at least two Business Days' advance notice (which notice shall not be required at any time a Default shall be continuing) and during normal business hours, to examine, copy and make extracts from its books and records, to inspect its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Agent (as the case may be).

     9.04 Insurance. The Company will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations; provided that the Company and any of its Subsidiaries may self-insure to the extent determined by management to be consistent with prudent business practice.

     9.05 Prohibition of Fundamental Changes. The Company will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, and will not permit any of its Subsidiaries to, make any Acquisition (in one transaction or a series of related transactions) in excess of $50,000,000. The Company will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of its business or assets, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (i) any inventory or other assets (including real property) sold or disposed of in the ordinary course of business and (ii) obsolete or worn-out property, tools or equipment no longer used or useful in its business). Notwithstanding the foregoing provisions of this Section 9.05:

     (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

     (b) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company.

     9.06 Limitation on Liens. The Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

     (a) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or any of its Subsidiaries, as the case may be, in accordance with GAAP;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings;

     (c) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

     (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) Liens on assets of corporations which become Subsidiaries of the Company after the date of this Agreement, provided that such Liens are in existence at the time the respective corporations become Subsidiaries of the Company and were not created in anticipation thereof;

     (f) Liens upon real property, fixtures and equipment (excluding equipment that constitutes inventory) acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries;

     (g) Liens upon the assets of the Company and its Subsidiaries in existence on the date hereof; and

     (h) any extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

     9.07 Leverage Ratio. The Company will not permit the Leverage Ratio to exceed 1.5 to 1.0.

     9.08 Tangible Net Worth. The Company will not permit its Tangible Net Worth to be on any date of determination thereof less than the sum of (x) $520,000,000 plus (y) 25% of the aggregate amount of Net Earnings for each quarterly period occurring during the period commencing January 29,1 995 and ending on the date that is the last day of the Company's fiscal quarter next preceding such date of determination.

     9.09 Current Ratio. The Company will not permit the ratio of consolidated current assets of the Company and its Consolidated Subsidiaries to consolidated current liabilities of the Company and its Consolidated Subsidiaries to be at any time less than 1 to 1. For purposes hereof, the terms "current assets" and "current liabilities" shall have the respective meanings assigned to them by GAAP.

     9.10 NOP/Interest Charges Ratio. The Company will not at any time permit the NOP/Interest Charges Ratio to be less than 2.5 to 1.0.

     9.11 Lines of Business. Neither the Company nor any of its Subsidiaries shall engage in any substantial extent in any line or lines of business activity other than the business of owning and operating retail stores.

     9.12 Use of Proceeds. The Company will use the proceeds of the Loans hereunder solely to refinance certain of the Indebtedness described in
Schedule I hereof and to finance the expansion of the Company's stores and for general working capital purposes (in compliance with all applicable legal and regulatory requirements); provided, that neither the Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

     9.13 Additional Guarantors. The Company will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all such Subsidiaries are Guarantors and, thereby, "Obligors" hereunder. Without limiting the generality of the foregoing, in the event that the Company or any of its Subsidiaries shall form any new Subsidiary, which is a "Material Subsidiary" (as defined below), after the date hereof, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Guarantor" (and, thereby, an "Obligor") hereunder pursuant to a written instrument in form and substance satisfactory to each Bank and the Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is comparable to those delivered by each Obligor pursuant to Section 7.01 hereof upon the making of the initial Loan hereunder or as any Bank or the Agent shall have reasonably requested. For the purposes of this Section 9.13, "Material Subsidiary" shall mean any Subsidiary of the Company (a) whose assets equal 10% or more of the total assets of the Company and its consolidated Subsidiaries, or (b) whose revenues equal 10% or more of the total revenues of the Company and its consolidated Subsidiaries; in each case, as of the end of the most recently completed fiscal year of the Company.

     Section 10. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

     (a) The Company shall default in the payment when due of any principal of any Loan; or the Company shall default in the payment when due of any interest or any other amount payable by it hereunder and such default shall continue for a period of two Business Days; or

     (b) The Company or any of its Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $5,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be required to be prepaid in full (whether by redemption, purchase or otherwise), prior to its stated maturity; or

     (c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions hereof (or thereof), shall prove to have been false or misleading as of the time made or furnished in any material respect; or

     (d) The Company shall default in the performance of any of its obligations under Section 9.01(f), or any of Sections 9.03 through and including 9.12 hereof; or the Company shall default in the performance of any of its other obligations in this Agreement and such default shall continue unremedied for a period of thirty days after notice thereof to the Company by the Agent or any Bank (through the Agent); or

     (e) The Company or any of its Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

     (f) The Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporation action for the purpose of effecting any of the foregoing; or

     (g) A proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or (iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

     (h) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered by a court or courts against the Company and/or any of its Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

     (i) An event or condition specified in Section 9.01(e) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of the Majority Bank shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which is, in the determination of the Majority Banks, material in relation to the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries; or

     (j) During any period of 12 consecutive calendar months, individuals who were directors of the Company on the first day of such period shall no longer (other than by reason of death) constitute a majority of the board of directors of the Company;

THEREUPON: (i) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to the Company, the Agent may and, upon request of the Majority Banks, shall, by notice to the Company, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this
Section 10 with respect to the Company, the Commitments shall automatically be canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Company hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.

     Section 11.  The Agent.

     11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder with such powers as are specifically delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 hereof shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not by reason of this Agreement be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Company or any other Person to perform any of its obligations hereunder or thereunder; (c) except as otherwise expressly set forth herein, shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, together with the written consent of the Company to such assignment or transfer.

     11.02 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

     11.03 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of commitment fees) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice thereof to the Bank (and shall give each Bank prompt notice of each such non-payment). The Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

     11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, Chase (and any successor acting as Agent) in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Chase (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Chase and its Subsidiaries or Affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

     11.05 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Company under said Section 12.03), ratably in accordance with their respective Commitments, for any and all liabilities obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

     11.06 Non-Reliance on Agent and other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or any other document referred to or provided for herein or to inspect the properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their affiliates) which may come into the possession of the Agent or any of its affiliates.

     11.07 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under
Section 11.05 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Company, and the Agent may be removed at any time without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank with a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

     Section 12.  Miscellaneous.

     12.01 Waiver. No failure on the part of the Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     12.02 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, telecopy, telegraph, cable or in writing (or, with respect to notices given pursuant to Section 2.03 hereof, by telephone, confirmed in writing by telex by the close of business on the day the notice is given) and telexed, telecopied, telegraphed, cabled, mailed or delivered (or telephoned, as the case may be) to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office of personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

     12.03 Expenses, Etc. The Company agrees to pay or reimburse each of the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses for the Agent (including, without limitation, the reasonable fees and expenses of external counsel to the Agent and costs allocated by the Agent's internal legal department (which, for the purposes of this Section 12.03(a), shall constitute out-of-pocket expenses), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the Notes and the making of the Loans hereunder and (ii) any amendment, modification or waiver of any of the terms of this Agreement or any of the Notes; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees and costs allocated by their respective internal legal departments) in connection with any Default and any enforcement or collection proceedings resulting therefrom; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein.

     12.04 Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Company, the Guarantors, the Agent and the Majority Banks, or by the Company, the Guarantors and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder, (iv) alter the terms of this Section 12.04, (v) amend the definition of the term "Majority Banks", (vi) waive any of the conditions precedent set forth in Section 7 hereof or (vii) alter the form of Exhibit E hereto; and provided, further, that any amendment of Section 11 hereof, or which increases the obligations of the Agent hereunder, shall require the consent of the Agent.

     12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.06  Assignments and Participations.

     (a) The Company may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Agent.

     (b) Except as otherwise provided in Section 2.10(b) hereof, no Bank may assign any of its Loans, its Notes or its Commitment without the prior consent of the Company and the Agent; provided that: (i) without the consent of the Company or the Agent, any Bank may assign to another Bank all or (subject to the further clauses below) any portion of its Commitment; (ii) any such partial assignment shall be in multiples of $5,000,000; and (iii) such assigning Bank shall also simultaneously assign to such assignee Bank the same proportion of each of its Loans then outstanding (together with the same proportion of its Notes then outstanding). Upon written notice to the Company and the Agent of an assignment permitted by the preceding sentence (which notice shall identify the assignee Bank, the amount of the assigning Bank's Commitment and Loans assigned in detail reasonably satisfactory to the Agent) and upon the effectiveness of any assignment consented to by the Company and the Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Company and the Agent), the obligations, rights and benefits of a Bank hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment (or portions thereof) so assigned.

     (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of any Loan held by it or Loans made or to be made by it, in which event each such participant shall be entitled to the rights and benefits of the provisions of Section 9.01(g) hereof with respect to its participation in such Loan as if (and the Company shall be directly obligated to such participant under such provisions as if) such participant were a "Bank" for purposes of said Section, but shall not have any other rights or benefits under this Agreement or any Note (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement (the "Participation Agreement") executed by such Bank in favor of the participant). All amounts payable by the Company to any Bank under
Section 5 hereof shall be determined as if such Bank had not sold or agreed to sell any participations in such Loan and as if such Bank were funding all of such Loan in the same way that it is funding the portion of such Loan in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under the Participation Agreement to take or refrain from taking any action hereunder or under such Bank's Note except that such Bank may agree in the Participation Agreement that it will not, without the consent of the participant, agree to (i) the increase or extension of the term, or the extension of the time or waiver of any requirement for the reduction or termination, of such Bank's Commitment,
(ii) the extension of any date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fees payable to the participant, (iii) the reduction of any payment of principal thereof, or
(iv) the reduction of the rate at which either interest is payable thereon or (if the participant is entitled to any part thereof) commitment fee is payable hereunder to a level below the rate at which the participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation.

     (d) A Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignee and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.11 hereof.

     (e) In addition to the assignments and participations permitted under this Section 12.06, any Bank may assign and pledge all or any portion of its Loans and Notes to (i) any affiliate of such Bank or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

     12.07  Survival.  The obligations of the Company under Section 5.01,
5.05 and 12.03 hereof shall survive the repayment of the Loans and the termination of the Commitments.

     12.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     12.10 Governing Law; Submission to Jurisdiction; Wavier of Jury Trial. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OBLIGOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OBLIGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OBLIGOR, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     12.11 Confidentiality. Each Bank and the Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to the Banks or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank (or an Affiliate of such Bank), (v) in connection with any litigation to which any one or more of the Banks is a party or (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to the respective Bank a Confidentiality Agreement in substantially the form of Exhibit F hereto; and provided finally that in no event shall any Bank or the Agent be obligated or required to return any materials furnished by the Company.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                    THE PEP BOYS - MANNY, MOE & JACK



                    By_____________________________________
                          Title:


                    Address for Notices:

                    3111 W. Allegheny Avenue
                    Philadelphia, Pennsylvania 19132

                    Telecopier No.:(215) 227-8078

                    Telephone No.:(215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

                    With a copy to:

                    Willkie Farr & Gallagher
                    One Citicorp Center
                    153 East 53d Street
                    New York, New York 10022-4677
                    Attention:  Daniel D. Rubino, Esq.

                    THE PEP BOYS - MANNY, MOE & JACK
                      OF CALIFORNIA, as a Guarantor



                    By_____________________________________
                          Title:


                    Address for Notices:

                    1122 W. Washington Boulevard
                    Los Angeles, California 90015


                    Telecopier No.:(215) 227-8078

                    Telephone No.:(215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

                    PBY CORPORATION, as a Guarantor



                    By_____________________________________
                          Title:


                    Address for Notices:

                    1105 North Market Street, Suite 1300
                    Wilmington, Delaware 19899

                    Telecopier No.: (215) 227-8078

                    Telephone No.: (215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

                    THE PEP BOYS - MANNY, MOE & JACK
                    OF DELAWARE, INC., as a Guarantor



                    By__________________________________
                             Title:


                    Address for Notices:

                    3111 West Allegheny Avenue
                    Philadelphia, Pennsylvania 19132

                    Telecopier No.: (215) 227-8078

                    Telephone No.: (215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President
                     Chief Financial Officer

                    THE PEP BOYS - MANNY, MOE & JACK
                       OF PUERTO RICO, INC., as a Guarantor



                    By___________________________________
                            Title:



                    Address for Notices:

                    3111 West Allegheny Avenue
                    Philadelphia, Pennsylvania 19132

                    Telecopier No.: (215) 227-8078

                    Telephone No.: (215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

                    COLCHESTER INSURANCE COMPANY,
                       as a Guarantor



                    By__________________________________
                            Title:



                    Address for Notices:

                    7 Burlington Square
                    Burlington, Vermont  05401

                    Telecopier No.: (215) 227-8078

                    Telephone No.: (215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

                    CARRUS SUPPLY CORPORATION,
                      as a Guarantor



                    By_________________________________
                             Title:



                    Address for Notices:

                    32 Loockerman Square, Suite L-100
                    Dover, Delaware 19901

                    Telecopier No.: (215) 227-8078

                    Telephone No.: (215) 227-9202

                    Attention:Michael J. Holden
                    Senior Vice President and
                     Chief Financial Officer

Commitment          THE CHASE MANHATTAN BANK
$25,000,000          (NATIONAL ASSOCIATION)



                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    The Chase Manhattan Bank
                      (National Association)
                    1 Chase Manhattan Plaza
                    New York, New York 10081


                    Address for Notices:

                    The Chase Manhattan Bank
                      (National Association)
                    c/o Chase National Corporate Services
                    Heights Plaza
                    777 Terrace Avenue - 3rd Floor
                    Hasbrouck Heights, New Jersey 07604

                    Telecopier No.: (201) 288-8231

                    Telephone No.: (201) 393-7286

                    Attention: Stephen Van Besien
                     Vice President

Commitment          CORESTATES BANK, as successor in
$25,000,000         interest to Philadelphia National Bank



                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    CoreStates Bank
                    Eastern Corporate
                    1339 Chestnut Street
                    F.C. 1-8-3-16
                    P.O. Box 7618
                    Philadelphia, PA 19101-7618


                    Address for Notices for Business/Credit Matters:

                    CoreStates Bank
                    1339 Chestnut Street
                    F.C. 1-8-3-16
                    P.O. Box 7618
                    Philadelphia, PA 19101-7618

                    Telecopier No.:(215) 973-6745

                    Telephone No.:(215) 973-3858

                    Attention:Randy Southern
                    Vice President


                    Address for Notices for Administrative/Operations
                    Matters:

                    CoreStates Bank
                    1339 Chestnut Street
                    F.C. 1-8-3-16
                    P.O. Box 7618
                    Philadelphia, PA 19101-7618

                    Telecopier No.:(215) 973-2045

                    Telephone No.:(215) 973-4448

                    Attention:Sharon Burgess

                    BANK OF AMERICA NATIONAL TRUST
                     AND SAVINGS ASSOCIATION, as Terminating
                     Bank



                    By_____________________________________
                          Title:

Commitment          BANK OF AMERICA ILLINOIS, as successor in
$25,000,000         interest to Continental Bank



                    By_____________________________________
                          Title:


                    Lending Office for Syndicated Loans:

                    Bank of America Illinois
                    c/o 333 S. Beaudry Avenue, Dept. #5583
                    Los Angeles, CA 90017

                    Lending Office for Money Market Loans:

                    Bank of America N.T. % S.A.
                    555 California Street, 10th Fl.
                    San Francisco, CA 94104

                    Address for Notices for Business/Credit Matters
                     (not funding requests):

                    Bank of America Illinois
                    c/o 555 S. Flower Street, Dept. #5618, 11th Fl. Los Angeles, CA 90017

                    Telecopier No.: (213) 228-2756

                    Telephone No.: (213) 228-2666

                    Attention:Yvonne C. Dennis

                    Address for Notices for Administrative/Operations
                    Matters,
                     including  Fund Requests :

                    Bank of America Illinois
                    c/o 333 S. Beaudry Avenue, Dept. #5583
                    Los Angeles, CA 90017

                    Telecopier No.:  (213) 345-6550

                    Telephone No.:  (213) 345-6312

                    Attention:Jackie Holland

                    FIRST INTERSTATE BANK OF ARIZONA, N.A.,
                       as a Terminating Bank



                    By_____________________________________
                            Title:

Commitment          NATIONSBANK, N.A. (CAROLINAS)
$25,000,000


                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    NationsBank , N.A. (Carolinas)
                    100 North Tyron Street, 8th Floor
                    NC1-007-8-04
                    Charlotte, North Carolina 28255


                    Address for Notices:

                    NationsBank , N.A. (Carolinas)
                    100 North Tyron Street, 8th Floor
                    NC1-007-8-04
                    Charlotte, North Carolina 28255

                    Telecopier No.:(704) 386-3271

                    Telephone No.:(704) 386-1265

                    Attention:Greg Seaton
                    Senior Vice President

Commitment          TRUST COMPANY BANK,  ATLANTA
$15,000,000


                    By_____________________________________
                           Title:


                    Lending Office for All Loans:

                    Trust Company Bank, Atlanta
                    25 Park Place
                    Atlanta, Georgia 30303


                    Address for Notices for Business/Credit Matters:

                    Trust Company Bank, Atlanta
                    25 Park Place
                    Atlanta, Georgia 30303

                    Telecopier No.:(404 ) 588-8833

                    Telephone No.:(404) 588-7546

                    Attention:Elizabeth A. Muse
                    Assistant Vice President

                    Address for Notices for Administrative/Operations
                    Matters:

                    Trust Company Bank, Atlanta
                    25 Park Place
                    Atlanta, Georgia 30303

                    Telecopier No.:  (404) 588-8833

                    Telephone No.:  (404) 588-8341

                    Attention:Sharon Judge

                    THE FUJI BANK, LTD., as a Terminating Bank



                    By___________________________________
                            Title:

Commitment          FIRST FIDELITY BANK, N.A.
$15,000,000


                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    First Fidelity Bank, N.A.
                    Borad & Chestnut Streets, 6th Fl.
                    Philadelphia, PA 19609

                    Address for Notices for Business/Credit Matters:

                    First Fidelity Bank, N.A.
                    123 South Broad Street
                    Philadelphia, Pennsylvania 19109

                    Telecopier No.:  (215) 985-8793

                    Telephone No.: (215) 985-8133

                    Attention:Thomas C. Woodward
                    Vice President


                    Address for Notices for Administrative/Operations
                    Matters:

                    First Fidelity Bank, N.A.
                    123 South Broad Street, Suite 630
                    Philadelphia, PA 19109

                    Telecopier No.:  (215) 985-8793

                    Telephone No.:  (215) 985-3011

                    Attention:Anita L. Munce

Commitment          PNC BANK, N.A.
$25,000,000


                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    PNC Bank, N.A.
                    100 S. Broad Street
                    Philadelphia, PA 19110


                    Address for Notices for Business/Credit Matters:

                    PNC Bank, N.A.
                    100 S. Broad Street
                    Philadelphia, PA 19110

                    Telecopier No.:  (215) 585-6037

                    Telephone No.:(215) 585-7484

                    Attention:Robert Q. Reilly
                    Vice President

                    Address for Notices for Administrative/Operations
                    Matters:

                    PNC Bank, N.A.
                    100 S. Broad Street
                    Philadelphia, PA 19110

                    Telecopier No.:  (215) 585-6037

                    Telephone No.:(215) 585-5286

                    Attention:Joyce Sanders

Commitment          NATWEST BANK, N.A., formerly known as
$25,000,000         National Westminster Bank


                    By_____________________________________
                          Title:


                    Lending Office for All Loans:

                    10 Exchange Place
                    Jersey City, NJ 07302


                    Address for Notices for Business/Credit Matters:

                    NatWest Bank, N.A.
                    One Presidential Boulevard, Suite 229
                    Bala Cynwyd, Pennsylvania 19004


                    Telecopier No.:(610) 660-9976

                    Telephone No.:(610) 660-9337

                    Attention:William K. Lacy
                     Vice President


                    Address for Notices for Administrative/Operations
                    Matters:

                    Natwest Bank, N.A.
                    22 Route 70 West
                    Cherry Hill, NJ 08002

                    Telecopier No.:  (609) 795-4847

                    Telephone No.:  (609)  795-3209

                    Attention:Monica Szczepankiewicz

Commitment          UNION BANK
$10,000,000

                    By_____________________________________
  Title:

                    Lending Office for All Loans:

                    Union Bank
                    250 California Street, 11th Fl.
                    San Francisco, California 94104

                    Address for Notices for Business/Credit Matters:

                    Union Bank
                    350 California Streeet, 11th Floor
                    San Francisco, California 94104

                    Telecopier No.:  (415) 705-7092

                    Telephone No.:  (415) 705-7042

                    Attention:Cecilia M. Valente,
                    Vice President

                    With a copy to:

                    Union Bank
                    445 South Figueroa Street, 16th Floor
                    Los Angeles, California 90071

                    Telecopier No.:(213) 236-7636

                    Telephone No.:(213) 236-6604

                    Attention:Ann Yasuda, Vice President


                    Address for Notices for Administrative/Operations
                    Matters:

                    Union Bank
                    350 California Street, 10th Fl.
                    San Francisco, California 94104

                    Telecopier No.:  (415) 705-7111

                    Telephone No.:  (415) 705-7325

                    Attention:Mark McElwain

Commitment          CREDIT SUISSE
$10,000,000


                    By__________________________________
                           Title:


                    Lending Office for All Loans:

                    Credit Suisse
                    12 East 49th Street
                    New York, New York 10017


                    Address for Notices for Business/Credit Matters:

                    Credit Suisse
                    12 East 49th Street
                    New York, New York 10017


                    Telecopy No.:  (212) 238-5389

                    Telephone No.:  (212) 238-5359

                    Attention:Andres E. Shkane
                        Vice President


                    Address for Notices for Administrative/Operations
                    Matters:

                    Credit Suisse
                    12 East 49th Street
                    New York, New York 10017

                    Telecopier No.:  (212) 238-5389

                    Telephone No.:  (212) 238-5362

                    Attention:Yvette McQueen

                    THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), as Agent



                    By_____________________________________
                          Title:


                    Address for Notices to Chase as Agent:

                    The Chase Manhattan Bank
                      (National Association)
                    4 Chase Metrotech Centerc, 13th Fl.
                    Brooklyn, New York 11245

                    Telecopier No.:(718) 242-6909

                    Telephone No.:(718) 242-7944

                    Attention:New York Agency Office
                    Laura Rebecca

PRICING SCHEDULE



Each of the "Applicable Margin", "Commitment Fee Rate" and "Facility Fee Rate" means, for any day, the per annum rates set forth below in the column under such term and in the row corresponding to the "Debt to Capital Ratio" that exists on such day.



Debt to Capital     Applicable     Commitment       Facility
          Ratio     Eurodollar       Fee Rate       Fee Rate
                         Loans
- ---------------     ----------     ----------       --------
          <0.30         0.125%         0.000%         0.125%
      >0.30 but         0.225%         0.000%         0.125%
       LTE 0.35
      <0.35 but         0.325%         0.025%         0.125%
       LTE 0.40
      >0.40 but         0.400%         0.050%         0.150%
       LTE 0.45
          >.045         0.625%         0.050%         0.200%

SCHEDULE I

THE PEP BOYS - MANNY, MOE & JACK
CREDIT AGREEMENTS/LIENS
AS OF APRIL 11, 1995

     MATURITY                      HOLDER             ENCUMBRANCE            INTEREST           PRINCIPLE
         DATE                                                                  RATE @          BALANCE AT
                                                          4/11/95             4/11/95
   ----------            ----------------          --------------    ----------------        ------------

I.  MORTGAGES

     08/01/16            Gale or Ida Cook           Frederick, MD              8.000%            $408,655
                                                                     Prime minus 1/2%

     05/31/96      IRB 1 - Brown Brothers         Montgomeryville              6.500%          $1,030,529
                                                901 N. Wales Road     Variable-Resets
                                              N. Wales, PA  19454           Quarterly


      07/3102                A & J Realty          East Brunswick              7.500%          $1,125,092
                                                     577 Route 18               Fixed
                                          E. Brunswich, NJ  08816

                                                                                              -----------
TOTAL MORTGAGES                                                                                $2,564,276
                                                                                              ===========


II.  NOTES PAYABLE

     05/30/97                Senior Notes                                      9.330%         $16,071,429
     05/15/03         75 MIL 6 5/8% Notes                                      6.625%         $75,000,000
     04/15/96        125 MIL 8 7/8% Notes                                      8.875%        $107,040,000
                                                                                             ------------
TOTAL NOTES PAYABLE                                                                          $198,111,429
                                                                                             ============

III.  UNSECURED LINES

                                                                         MAXIMUM LINE               USAGE


                          Bank of America                                 $20,000,000                   0
                           Brown Brothers                                  $4,000,000                   0
                           Chase Revolver                                $100,000,000        $100,000,000
                                 Citibank                                 $25,000,000                   0
                               Corestates                                 $15,000,000                   0
                                 Fidelity                                 $50,000,000         $50,000,000
                              NationsBank                                 $20,000,000                   0
                                  Natwest                                 $20,000,000         $20,000,000
                                      PNC                                 $50,000,000            $600,000
                                                                                              -----------
TOTAL UNSECURED LINES                                                    $280,000,000        $170,600,000
                                                                        =============        ============


IV.  CONVERTIBLE DEBT

     09/01/99         4% Convertible Debt                                      4.000%         $86,250,000
                                                                                             ------------
TOTAL CONVERTIBLE DEBT~                                                                       $86,250,000
                                                                                             ============
                               TOTAL DEBT                                                    $457,525,705
                                                                                             ============

                                SCHEDULE II

             SUBSIDIARIES OF THE PEP BOYS - MANNY, MOE & JACK


                              MARCH, 30, 1995


        NAME                           WHERE          % OF SHARES
                                INCORPORATED   WHERE INCORPORATED
- --------------------------     -------------   ------------------

  OWNED BY COMPANY

THE PEP BOYS-MANNY, MOE &         CALIFORNIA                 100%
JACK OF CALIFORNIA
1122 W. WASHINGTON BLVD.
LOS ANGELES, CA  90015

PEP BOYS - MANNY, MOE & JACK        DELAWARE                 100%
OF DELAWARE, INC.
3111 WEST ALLEGHENY AVENUE
PHILADELPHIA, PA  19132

PEP BOYS - MANNY, MOE & JACK        DELAWARE                 100%
OF PUERTO RICO, INC.
3111 WEST ALLEGHENY AVENUE
PHILADELPHIA, PA  19132

COLCHESTER INSURANCE COMPANY         VERMONT                 100%
7 BURLINGTON SQUARE
BURLINGTON, VT  05401

PBY CORPORATION                     DELAWARE                 100%
SUITE 1300
1105 NORTH MARKET STREET
WILMINGTON, DE  19899

   MMJ CORPORATION                  DELAWARE                 100%
   32 LOOCKERMAN SQUARE
   SUITE L-100
   DOVER, DE  19901


CARRUS SUPPLY CORPORATION           DELAWARE                 100%
32 LOOCKERMAN SQUARE
SUITE L-100
DOVER, DE  19901

Exhibit A-1


                    [Form of Note for Syndicated Loans]


PROMISSORY NOTE


$_____________                                                   April 21,
1995
                                               New York, New York

FOR VALUE RECEIVED, THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation (the "Company"), hereby promises to pay to ____________________________ (the "Bank"), for account of its respective
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the principal sum of ____________ Dollars (or such lesser amount as shall equal the aggregate unpaid principal under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Syndicated Loan, at such office, in like money and funds, for the period commencing on the date of such Syndicated Loan until such Syndicated Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, type, interest rate and maturity date of each Syndicated Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of April 21, 1995 between the Company, the Guarantors named therein, the banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Syndicated Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE PEP BOYS - MANNY, MOE & JACK


By______________________________________
             Title:

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

EXHIBIT A-2

                   [Form of Note for Money Market Loans]


PROMISSORY NOTE

April 21, 1995
New York, New York


FOR VALUE RECEIVED, THE PEP BOYS - MANNY, MOE & JACK, a Pennsylvania corporation (the "Company"), hereby promises to pay to ____________________________ (the "Bank"), for account of its respective
Applicable Lending Offices provided for by the Credit Agreement referred to below, at the principal office of The Chase Manhattan Bank (National Association) at 1 Chase Manhattan Plaza, New York, New York 10081, the aggregate unpaid principal amount of the Money Market Loans made by the Bank to the Company under the Credit Agreement, in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Money Market Loan, at such office, in like money and funds, for the period commencing on the date of such Money Market Loan until such Money Market Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, type, interest rate and maturity date of each Money Market Loan made by the Bank to the Company, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof.

This Note is one of the Notes referred to in the Amended and Restated Credit Agreement (as modified and supplemented and in effect from time to time, the "Credit Agreement") dated as of April 21, 1995 between the Company, the Guarantors named therein, the banks named therein (including the Bank) and The Chase Manhattan Bank (National Association), as Agent, and evidences Money Market Loans made by the Bank thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.06(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

THE PEP BOYS - MANNY, MOE & JACK


By___________________________________
             Title:

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Credit Agreement to the Company, on the dates, in the principal amounts, of the types, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

EXHIBIT B

[Form of Opinion of Willkie Farr & Gallagher, Counsel to the Obligors]


                                                             April 21, 1995


To: The Banks party to the Credit
    Agreement referred to below and
    The Chase Manhattan Bank
    (National Association), as Agent

Ladies and Gentlemen:

We have acted as counsel to The Pep Boys - Manny, Moe & Jack (the "Company") in connection with the Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of April 21, 1995, between the Company, the Guarantors named therein (the "Guarantors", and together with the Company, the "Obligors"), the Banks named therein (the "Banks") and The Chase Manhattan Bank (National Association), as Agent (the "Agent"), providing for loans to be made by such Banks to the Company in an aggregate principal amount not exceeding $200,000,000. Terms defined in the Credit Agreement are used herein as defined therein.

In rendering the opinion expressed below, we have examined the originals or conformed copies of such corporate records, agreements and instruments of the Company and the Guarantors, certificates of public officials and other officers of the Company and the Guarantors, and such other documents and records, and such matters of law, as we have deemed appropriate as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, we have relied without independent check or verification upon representations contained in the Credit Agreement and in certificates of, or communications with, officers of the Obligors and of public officials.

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the necessary corporate power to make and perform its obligations under the Credit Agreement and the Notes and to borrow under the Credit Agreement.
Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated opposite its name on Schedule II to the Credit Agreement and has the necessary corporate power to make and perform its obligations under the Credit Agreement. Each of the Company and the Guarantors is duly qualified to transact business as a foreign corporation in good standing in the jurisdictions set forth in Exhibit A hereto, an officer of the Company having furnished to us a certificate annexed as Exhibit B hereto that such jurisdictions are the sole jurisdictions in which the property owned, leased or operated or the business conducted is material to the Company and its Subsidiaries, taken as a whole.

2.The making and performance by the Company of its obligations under the Credit Agreement and the Notes and the borrowings thereunder and the making and performance by each Guarantor of its obligations under the Credit Agreement have been duly authorized by all necessary corporate action by each such party, and do not and will not violate any provision of law or regulation or any provision of their respective charter or by-laws or result in the breach of, or constitute a default or require any consent under, or result in the creation of any Lien under any of their respective properties or assets pursuant to, any indenture or other agreement or instrument known to us (after due inquiry) to which any of them is a party or by which any of them or their properties may be bound, except in each case set forth above for such violations, breaches, defaults, consents or Liens which would not have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

3.The Credit Agreement constitutes (assuming due authorization, execution and delivery by the Banks and the Agent), and the Notes, when executed and delivered for value, will constitute, legal, valid and binding obligations of the Obligors party thereto enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the discretion of the court before which any proceeding therefor may be brought. We express no opinion as to (i) Section 4.05(c) of the Credit Agreement, (ii) the effect of the law of any jurisdiction (other than the State of New York) wherein any Bank (including any of its Applicable Lending Offices) may be located which limits rates of interest which may be charged or collected by such Bank, (iii) whether a federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Credit Agreement and the Notes, (iv) the second sentence of Section 12.10 of the Credit Agreement, insofar as such sentence relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Credit Agreement or the Notes, (v) the waiver of inconvenient forum set forth in Section 12.10 of the Credit Agreement with respect to proceedings in the United States District Court for the Southern District of New York or (vi) the last sentence of
Section 12.10. In addition, we understand that you have considered the applicability of fraudulent transfer laws, as to which we express no opinion, to the transactions contemplated by the Credit Agreement, and have satisfied yourself with respect thereto. Without limiting the generality of the foregoing, we have assumed, in rendering the opinion expressed in this paragraph, that, at the time of the execution and delivery of the Credit Agreement by each of the Guarantors, each Guarantor is, and after giving effect to any payment by such Guarantor under the Guarantee set forth in
Section 6 of the Credit Agreement (or any other provision of the Credit Agreement under which such Guarantor agrees to be liable for the payment of amounts from time to time owing to the Banks or the Agent by the Company) such Guarantor will be, solvent and that adequate consideration exists, in the case of each Guarantor, for its execution, delivery and performance of such Guarantee (and its agreement in respect of any such other provision).

4.To our knowledge, there are no legal or arbitral proceedings, and no proceedings by or before any governmental or regulatory authority or agency, pending or threatened against or affecting the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, which, if adversely determined, would have a material adverse effect on the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries.

5.No authorizations, consents, approvals, licenses, filings or registrations with, any governmental or regulatory authority or agency are required in connection with the execution, delivery or performance by any Obligor of its obligations under the Credit Agreement or the Notes.

We are members of the Bar of the State of New York and the Commonwealth of Pennsylvania and do not purport to be experts in, or to render any opinions with respect to, the laws of any state or jurisdiction other than the laws of the State of New York, the Commonwealth of Pennsylvania and the federal laws of the United States of America. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter occur or hereafter become effective.

This opinion is limited to matters expressly set forth herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is furnished to you only and is solely for your benefit and may not be relied upon by any other person, firm, corporation or entity without our express written consent in each instance.

Very truly yours,

Exhibit A


                          FOREIGN QUALIFICATIONS


                     The Pep Boys - Manny, Moe & Jack


Alabama                Kentucky              Ohio
Arkansas               Louisiana             Oklahoma
Colorado               Maryland              Pennsylvania
Delaware               Massachusetts         Rhode Island
District of Columbia   Missouri              South Carolina
Florida                New Jersey            Tennessee
Georgia                New York              Texas
Indiana                North Carolina        Virginia


              The Pep Boys - Manny, Moe & Jack of California


Arizona                Kansas                Utah
California             Nevada                New Mexico
Illinois               Texas


            The Pep Boys - Manny, Moe & Jack of Delaware, Inc.

                    [to come based on asset transfers]

Exhibit B

                     THE PEP BOYS - MANNY, MOE & JACK

                          Secretary's Certificate

I, Frederick A. Stampone, Secretary of The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation (the "Company"), DO HEREBY CERTIFY that set forth below is a complete and accurate list of the jurisdictions in which the property owned, leased or operated or the business conducted by the Company or any of its subsidiaries is material to the Company and its subsidiaries, taken as a whole:

                     The Pep Boys - Manny, Moe & Jack

Alabama                Kentucky              Ohio
Arkansas               Louisiana             Oklahoma
Colorado               Maryland              Pennsylvania
Delaware               Massachusetts         Rhode Island
District of Columbia   Missouri              South Carolina
Florida                New Jersey            Tennessee
Georgia                New York              Texas
Indiana                North Carolina        Virginia


              The Pep Boys - Manny, Moe & Jack of California

Arizona                Kansas                Utah
California             Nevada                New Mexico
Illinois               Texas

            The Pep Boys - Manny, Moe & Jack of Delaware, Inc.

                    [to come based on asset transfers]

IN WITNESS WHEREOF, I have executed this certificate as of this ___ day of April, 1995.

                       THE PEP BOYS - MANNY, MOE & JACK


                       BY:
                          Name:  Frederick A. Stampone
                          Title: Secretary

EXHIBIT C

[Form of Money Market Quote Request]


                                             [Date]


To:     The Chase Manhattan Bank, N.A.,
        as Agent

From:   The Pep Boys - Manny, Moe & Jack

Re:     Money Market Quote Request

Pursuant to Section 2.03 of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 21, 1995 between The Pep Boys - Manny, Moe & Jack, the Guarantors named therein, the Banks named therein and The Chase Manhattan Bank, N.A., Agent, we hereby give notice that we request Money Market Quotes for the following proposed Money Market Borrowing(s):

Borrowing    Quotation                             Interest
  Date        Date 1/     Amount 2/     Type 3/    Period 4/

Terms used herein have the meanings assigned to them in the Credit Agreement.

The Pep Boys - Manny, Moe & Jack


By______________________________
      Title:

______________

*All numbered footnotes appear on the last page of this Exhibit.______________

1/ For use if a Money Market Rate in a Set Rate Auction is requested to be submitted before the Borrowing Date.

2/ Each amount must be $10,000,000 or a larger multiple of $1,000,000.

3/ Insert either "Margin" (in the case of LIBOR Market Loans) or "Rate" (in the case of Set Rate Loans).

4/ 1, 2, 3 or 6 months, in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day.

EXHIBIT D

[Form of Money Market Quote]


The Chase Manhattan Bank, N.A., as Agent
90 William Street -- 16th Floor
New York, New York 10081
Attention:

Re: Money Market Quote to
    The Pep Boys - Manny, Moe & Jack (the "Borrower")

This Money Market Quote is given in accordance with Section 2.03(c) of the Amended and Restated Credit Agreement (the "Credit Agreement") dated as of April 21, 1995 between The Pep Boys - Manny, Moe & Jack, the Guarantors named therein, the Banks named therein and The Chase Manhattan Bank, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

In response to the Borrower's invitation dated _________, 19__, we hereby make the following Money Market Quote(s) on the following terms:
1. Quoting Bank:

2. Person to contact at Quoting Bank:

3. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Borrowing  Quotation                          Interest
  Date     Date   1/   Amount 2/    Type 3/   Period  4/   Rate 5/



_______________

*All number footnotes appear on the last page of this Exhibit.

           We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the third sentence of Section 2.03(e) of the Credit Agreement).

                                    Very truly yours,

                                    [Name of Bank]


Dated:                 By:_____________________________
                                    Authorized Officer

_________________

1/ As specified in the related Money Market Quote Request

2/ The principal amount bid for each Interest Period may not exceed the principal amount requested. Bids must be made for at least $5,000,000 or a larger multiple of $1,000,000.

3/ Indicate "Margin" (in the case of LIBOR Market Loans) or "Rate" (in the case of Set Rate Loans).

4/ 1, 2, 3 or 6 months in the case of a LIBOR Market Loan or, in the case of a Set Rate Loan, a period of up to 180 days after the making of such Set Rate Loan and ending on a Business Day, as specified in the related Money Market Quote Request.

5/ For a LIBOR Market Loan, specify margin over or under the London interbank offered rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS". For a Set Rate Loan, specify rate of interest per annum (rounded to the nearest 1/10,000 of 1%).

EXHIBIT E

[Form of Request for Extension of Commitment Termination Date]


[Date]

To the Banks Party to the credit
  Agreement Referred to Below

           We hereby request an extension of the Commitment Termination Date currently specified in the definition of "Commitment Termination Date" in
Section 1.01 of the Amended and Restated Credit Agreement dated as of April 21, 1995 (as amended) between the undersigned, the Guarantors party thereto (the "Guarantors"), the banks party thereto (the "Banks") and The Chase Manhattan Bank (National Association) to April 21, 199_ (the "New Commitment Termination Date"). Upon the Agent's receipt of a counterpart of this letter by each Bank and each Guarantor indicating its consent to this request, the "Commitment Termination Date" specified in the definition thereof in Section
1.01 of such Credit Agreement shall be the New Commitment Termination Date.

                       THE PEP BOYS - MANNY, MOE & JACK

                       By______________________________
                             Title:


                       [GUARANTOR A]


                       By______________________________
                              Title:


Consented:

[BANK A]


By_________________________________
       Title:


THE CHASE MANHATTAN BANK, as Agent


By__________________________________
       Title:

EXHIBIT F


                    [Form of Confidentiality Agreement]


                                  [Date]



                         CONFIDENTIALITY AGREEMENT



[Insert Name and
  Address of Prospective
  Participant or Assignee]


           Re:         Amended and Restated Credit Agreement dated as of
April 21, 1995 between The Pep Boys - Manny, Moe & Jack, the Guarantors party thereto, the banks party thereto, and The Chase Manhattan Bank (National Association), as Agent.


Dear__________:

           As a Bank party to the above-referenced Amended and Restated Credit Agreement (the "Credit Agreement"), we have agreed with The Pep Boys -
 Manny, Moe & Jack (the "Company") pursuant to Section 12.11 of the Credit Agreement to use reasonable precautions to keep confidential, except as otherwise provided therein, all non-public information identified by the Company as being confidential at the time same is delivered to us pursuant to the Credit Agreement.

           As provided in said Section 12.11, we are permitted to provide you, as a prospective [holder of a participation in the Loans (as defined in the Credit Agreement)] [assignee Bank], with certain of such non-public information subject to the execution and delivery by you, prior to receiving such non-public information, of a Confidentiality Agreement in this form. Such information will not be made available to you until your execution and return to us of this Confidentiality Agreement.

           Accordingly, in consideration of the foregoing, you agree (on behalf of yourself and each of your affiliates, directors, officers, employees and representatives) that (A) such information will not be used by you except in connection with the proposed [participation] [assignment] mentioned above and (B) you shall use reasonable precautions, in accordance with your customary procedures for handling confidential information and in accordance with safe and sound banking practices, to keep such information confidential, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to your counsel or to counsel for any of the Banks or the Agent, (iii) to bank examiners, auditors or accountants, (iv) to the Agent or any other Bank, (v) in connection with any litigation to which you or any one or more of the Banks is a party; provided, further, that in no event shall you be obligated to return any materials furnished to you pursuant to this Confidentiality Agreement.

           Would you please indicate your agreement to the foregoing by signing at the place provided below the enclosed copy of this Confidentiality Agreement.


                       Very truly yours,

                       [Insert Name of Bank]


                       By:________________________
                               Title:



The foregoing is agreed to
as of the date of this letter.

[Insert name of prospective
participant or assignee]


By:_______________________